                              EXHIBIT -- Item 2(c)

                           Form of Global Certificate

                                                            EXHIBIT -- Item 2(c)

               [FORM OF] GLOBAL CERTIFICATE OF BENEFICIAL INTEREST
                                  -Evidencing-
                          Shares of Beneficial Interest
                                      -in-

                             [____________________],
                     a Series of SPDR(R) Index Shares Funds
                           CUSIP Number: [__________]

     This is to certify that Cede & Co. is the owner and registered holder of this Certificate evidencing the ownership of all of the shares of beneficial interest (the "Shares"), par value $0.01 per share, of [____________________] (the "Fund"), a series of SPDR(R) Index Shares Funds (the "Trust"), a registered open-end investment company organized as a Massachusetts Business Trust under the terms of the Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust").

     The Fund hereby grants and conveys all of right, title and interest in and to the Shares to the registered holder of this Certificate subject to and in pursuance of the Prospectus, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

     The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its official office in the Commonwealth of Massachusetts and, upon payment of any transaction fee disclosed in the Prospectus, any tax or other governmental charges, to receive on or before the seventh calendar day following the day on which such tender is made or, if such calendar day is not a Business Day, on the next succeeding Business Day following such calendar day, the Fund Securities, and any Cash Redemption Amount, each as defined in the Prospectus.

     The holder hereof may be required to pay a charge specified in the Prospectus in connection with the issuance, transfer or interchange of this Certificate and any tax or other governmental charge that may be imposed in connection with the transfer, interchange or other surrender of this Certificate.

     The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Prospectus.

     The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

     This Certificate shall not become valid or binding for any purpose until properly executed by the Trust and manually countersigned by the Transfer Agent.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE,

OR OTHER USE HEREOF FOR VALUE OF OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     IN WITNESS WHEREOF, the Trust has caused this Certificate to be manually executed in its name by an authorized officer.

                                        [____________________],
                                        a Series of SPDR(R) Index Shares Funds


                                        By:
                                            ------------------------------------
                                            Matthew Flaherty
                                            Assistant Treasurer


                                        State Street Bank and Trust Company,
                                        as Transfer Agent


                                        By:
                                            ------------------------------------
                                            Maura Meehan
                                            Vice President

                                        Effective Date: August 1, 2007